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FOR IMMEDIATE RELEASE:


                 DATATRAK/IBM AGREEMENT FOR SERVICES TERMINATED


         Cleveland, Ohio, January 12, 1998--Collaborative Clinical Research, Inc., (NASDAQ: CCLR) announced today that the agreement between its DataTRAK, Inc., subsidiary and IBM for joint development and marketing of a clinical trials data management system has been terminated.

         Collaborative Clinical Research, Inc., manages a network comprised of over 540 affiliated multitherapeutic clinical research sites providing access to over 3,700 principal investigators in the United States, Canada and the United Kingdom. In addition, Collaborative operates four research facilities, conducts Phase I through Phase IV clinical research and provides clinical reference laboratory and Institutional Review Board services.



CONTACT: Philip A. Stark
         Vice President, Corporate Development
         Collaborative Clinical Research, Inc.
                 216/491-9930